CERTIFICATE № 00 For ______ Shares

Issued to ______________________________

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Dated ______________________ , ______

Received Certificate No. ____
For ______________ Shares
on ______________ , ______

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____

From whom transferred

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Dated ______________ , ______

No. Original Certificate	No. of Original Shares	No. of Shares Transferred

00

INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING

SHARES

Rest EZ

Authorized To Issue 1,000,000 Shares Common Stock At No Par Value

This Certifies That ____

is hereby issued ____ *fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ______________ *day of* ______________ *A.D.,* ______________

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PRESIDENT

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SECRETARY/TREASURER